UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): May 10, 2017

Oragenics, Inc.

(Exact name of registrant as specified in its charter)

FL	001-32188	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4902 Eisenhower Boulevard, Suite 125 Tampa, FL	33634
(Address of principal executive offices)	(Zip Code)

813-286-7900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On May 10, 2017, Oragenics, Inc. (the “Company”) entered into a securities purchase agreement with three accredited investors, to purchase up to $3.0 million of Series A Convertible Preferred Stock (the “Preferred Stock Financing”). Concurrently with the Preferred Stock Financing, the Company also entered into a Note Purchase Agreement with Intrexon Corporation (“Intrexon”) pursuant to which the Company issued a $2.4 million unsecured non-convertible promissory note to Intrexon (the “Intrexon Note”) and amended the first milestone in its oral mucositis Exclusive Channel Collaboration Agreement (“ECC”) with Intrexon (collectively with the Preferred Stock Financing the “Transactions”). The Securities Purchase Agreement and the Note Purchase Agreement include customary representations, warranties and covenants. A copy of the Securities Purchase Agreement, Note Purchase Agreement and Intrexon Note are attached hereto as Exhibit 10.1, Exhibit 10.3 and Exhibit 4.2 respectively and are incorporated by reference herein.

The Preferred Stock Private Placement

The sale of the Preferred Stock will take place in two separate closings and at the first closing which occurred on May 10, 2017, the Company received gross proceeds of approximately $1.302 million. Upon the successful completion of the second closing the Company would receive $1.698 million, the balance of the Preferred Stock Financing. The full $3.0 million of Preferred Stock will be convertible into twelve million shares of the Company’s Common Stock, based on a fixed conversion price of $0.25 per share on an as-converted basis. In addition, the Company issued warrants to purchase an aggregate of 4,621,037 shares of Common Stock at the first closing and will be obligated to issue additional warrants to purchase an aggregate of 6,024,124 shares of Common Stock at the second closing. The Warrants have a term of seven years from the date of issuance are non-exercisable until 6 months after issuance, and have an exercise price of $0.31 per share. A copy of the form of Common Stock Purchase Warrant is attached hereto as Exhibit 10.3 and is incorporated by reference herein.

The second closing is contingent upon the Company receiving shareholder approval required by the NYSE MKT listing rules. The Company has entered into voting agreements with the Koski Family Limited Partnership and Intrexon Corporation, holders of a majority of our common stock, pursuant to which they have agreed to vote all of their shares of common stock for approval. Proceeds from the Preferred Stock Financing (including the exercise of any warrants for cash) will be used for general corporate purposes, including working capital.

In connection with the issuance and sale of the Preferred Stock and Warrants, the Company granted certain demand registration rights and piggyback registration rights with respect to the shares of Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants, pursuant to a Registration Rights Agreement.

A copy of the forms of Voting Agreement and Registration Rights Agreement are attached hereto as Exhibits 9.1 and 4.1, respectively and are incorporated by reference herein.

The Intrexon Debt Financing and ECC Amendment

The Intrexon Note matures in two (2) years and has a simple interest rate of 12% per annum. Proceeds from the Intrexon Note will be used to fund the Company’s AG013 research and clinical trials. In addition to, and as part of the Intrexon Note, the Company and Intrexon agreed to amend the first milestone payment on the ECC from a $2.0 million payment upon first dosing of a patient to a $3.0 million payment upon the earlier of (a) dosing of the last patient, in a phase II clinical trial, and (b) the twenty four (24) month anniversary of the dosing of the first patient in the phase II clinical trial.

Simultaneously with the amendment to the ECC a similar amendment was put in place with respect to the Company’s Stock Issuance Agreement with Intrexon reflecting the milestone amendment. A copy of the ECC Amendment and Stock Issuance Agreement Amendment are attached hereto as Exhibit 10.4 and 10.5, respectively and are incorporated by reference herein.

The foregoing descriptions of the material terms of the Transactions set forth above is qualified in its entirety by reference to the documents attached hereto as Exhibits 3.1, 4.1, 4.2, 4.3, 9.1, 10.1, 10.2, 10.3, 10.4 and 10.5 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 1.02	Amendment to Material Agreement.

The information in 1.01 of the current report with respect to the Intrexon ECC Amendment and Stock Issuance Agreement Amendment are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Intrexon Note is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

Pursuant to the Transactions described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated into this Item 3.02 by reference, on May 10, 2017, the Company offered and sold the securities to “accredited investors” as such term is defined in the Securities Act and in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended (the “Securities Act”) and corresponding provisions of state securities laws. The Preferred Stock, the Note, the Warrants and the Common Stock issuable upon the conversion of the Preferred Stock and the exercise of the Warrants have not been registered under the Securities Act and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements.

Item 3.03.	Material Modification to Rights of Security Holders.

See Item 5.03 herein for a discussion of the terms of the Preferred Stock.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company filed a Certificate of Designations of Preferences, Rights and Limitations of Series A Preferred Stock with the Secretary of State of the State of Florida, to be effective May 10, 2017. The number of shares of Preferred Stock designated as Series A Preferred Stock is 12,000,000.

Voting Rights.

Except as otherwise provided herein or as otherwise required by law, the Series A Preferred Stock shall have no voting rights. However, as long as any shares of Series A Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series A Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend the Certificate of Designation, (b) amend its articles of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series A Preferred Stock, (c) increase the number of authorized shares of Series A Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Liquidation.

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary that is not a Fundamental Transaction (as defined in the Certificate of Designation), the holders of Series A Preferred Stock shall be entitled to receive out of the assets, the greater of (i) the product of the number of shares of Series A Preferred Stock then held by such holder, multiplied by the Original Issue Price; and (ii) the amount that would be payable to such holder in the Liquidation in respect of Common Stock issuable upon conversion of such shares of Series A Preferred Stock if all outstanding shares of Series A Preferred Stock were converted into Common Stock immediately prior to the Liquidation.

Conversion Price.

The conversion price for the Preferred Stock shall equal $0.25, subject to certain terms as described therein.

The foregoing description of the Preferred Stock is not complete and is qualified in its entirety by reference to the full text of the Certificate of Designations of Preferences, Rights and Limitations of Series A Preferred Stock, which is filed herewith as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01	Other Events

On May 10, 2017, the Company issued the press release attached hereto as Exhibit 99.1 regarding the Transactions described herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock

4.1	Form of Common Stock Purchase Warrant

4.2	Promissory Note.

9.1	Form of Voting Agreement.

10.1	Securities Purchase Agreement dated May 10, 2017.

10.2	Form of Registration Rights Agreement.

10.3	Note Purchase Agreement dated May 10, 2017.

10.4	ECC Amendment.

10.5	Stock Issuance Agreement Amendment

99.1	Press Release dated May 11, 2017.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 11th day of May 2017.

ORAGENICS, INC. (Registrant)

BY:	/s/ Michael Sullivan
Michael Sullivan Chief Financial Officer